SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2005

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification Number

001-32206	GREAT PLAINS ENERGY INCORPORATED (A Missouri Corporation) 1201 Walnut Street Kansas City, Missouri 64106 (816) 556-2200 NOT APPLICABLE (Former name or former address, if changed since last report)	43-1916803

1-707	KANSAS CITY POWER & LIGHT COMPANY (A Missouri Corporation) 1201 Walnut Street Kansas City, Missouri 64106 (816) 556-2200 NOT APPLICABLE (Former name or former address, if changed since last report)	44-0308720

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Great Plains Energy Incorporated (Great Plains Energy) and Kansas City Power & Light Company (KCP&L) (the Registrants) are separately filing this combined Current Report on Form 8-K (Report).

Item 1.01	Entry into a Material Definitive Agreement

The information set forth in Item 2.03 is incorporated herein by reference.
Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

City of La Cygne, Kansas, Environmental Improvement Revenue Refunding Bonds

Lease/Sublease. On September 1, 2005, KCP&L and the City of La Cygne, Kansas entered into an Amended and Restated Equipment Lease Agreement, dated as of September 1, 2005, and a related Amended and Restated Equipment Sublease Agreement, dated as of September 1, 2005, as a part of a broader transaction in which the City of La Cygne issued its $35,922,000 principal amount Environmental Improvement Revenue Refunding Bonds (Kansas City Power & Light Company Project) Series 2005 (the "La Cygne Bonds"), discussed below. The agreements provide for the lease by the Company to the City of La Cygne, and the sublease by the City of La Cygne to the Company, of certain air pollution control facilities (the "La Cygne Project") at KCP&L's La Cygne steam electric generating station located near La Cygne, Kansas, in order to establish the mechanism for, and to document KCP&L's obligation to pay, amounts sufficient to pay principal, premium (if any) and interest as and when due on those bonds. The bond issue was issued to refinance an equivalent principal amount of bonds that the City of La Cygne issued in 1994 for the benefit of KCP&L relating to the La Cygne Project. The lease and sublease agreements contain representations and affirmative and negative covenants, including, without limitation, requirements that KCP&L pay all costs and expenses of operation, maintenance and upkeep of the La Cygne Project, and maintain insurance in accordance with applicable provisions of KCP&L's General Mortgage Indenture, discussed below. The lease and sublease agreements also contain events of default, including without limitation, failure to make subrental payments.

La Cygne Bond Issue. On September 1, 2005, the City of La Cygne issued the La Cygne Bonds, the proceeds of which were used pursuant to the lease to provide a portion of the cost of refunding an equivalent principal amount of Environmental Improvement Revenue Refunding Bonds (Kansas City Power & Light Company Project) Series 1994 (the "La Cygne 1994 Bonds"), issued by the City of La Cygne to assist in financing or refinancing a portion of the cost of the acquisition, construction, installation and equipping of KCP&L's undivided interest in the La Cygne Project. The La Cygne Bonds consist of two maturities: $13,982,000 maturing on March 1, 2015 and bearing interest at the rate of 4.05% per annum; and $21,940,000 maturing on March 1, 2035 (the "La Cygne 2035 Bonds") and bearing interest at the rate of 4.65% per annum. The La Cygne Bonds are subject to mandatory redemption prior to maturity in the event of a final determination that the interest paid or to be paid is or was includible in the gross income of a holder of those bonds for federal income tax purposes. The La Cygne 2035 Bonds are subject to optional redemption at the direction of KCP&L at any time on or after September 1, 2015, at the redemption price of 100% of the principal amount plus accrued interest to the redemption date. On any date on which the La Cygne 2035 Bonds are subject to optional redemption, subject to certain conditions, those bonds may be converted to bear interest at an auction mode rate, a daily rate, a weekly rate, a commercial paper rate or a long-term interest rate. On the effective date of such change, the La Cygne 2035 Bonds are subject to mandatory tender for purchase at a purchase price equal to 100% of their principal amount plus accrued interest. The La Cygne Bonds were issued pursuant to an Indenture of Trust (the "La Cygne Indenture") dated as of September 1, 2005, between the City of La Cygne, Kansas and The Bank of New York, as trustee.

Mortgage Bond Issued as Collateral Security. KCP&L also issued its Mortgage Bond Series 2005, dated as of September 1, 2005, in the principal amount of $35,922,000 to The Bank of New York, as trustee under the La Cygne Indenture, as collateral security for the payment of the La Cygne Bonds. Payments on the mortgage bond are the same as payments on the La Cygne Bonds and are deemed satisfied to the extent of payments on the La Cygne Bonds. The mortgage bond was issued under an Eleventh Supplemental Indenture dated as of August 15, 2005, to KCP&L's General Mortgage Indenture and Deed of Trust dated as of December 1, 1986. The General Mortgage Indenture constitutes a mortgage lien upon substantially all of the fixed property and franchises of KCP&L. The Bank of New York and UMB Bank, N.A., the trustee under the Mortgage Indenture, are lenders under a $250 million, five-year revolving credit agreement with KCP&L, and under a $550 million, five-year revolving credit agreement with Great Plains Energy. In addition, UMB Bank, N.A. is transfer agent and registrar for the common and preferred stock of Great Plains Energy and provides various other banking and trust services for KCP&L, Great Plains Energy and certain of their affiliates. The Bank of New York is also trustee under certain indentures with KCP&L and Great Plains Energy and provides various other banking services.

Insurance Agreement. KCP&L entered into an Insurance Agreement dated as of September 1, 2005, with XL Capital Assurance Inc. ("XLCA") under which XLCA issued a Municipal Bond Insurance Policy ("Policy") covering nonpayment of principal and interest on the La Cygne Bonds on their maturity date or mandatory redemption date. The Insurance Agreement contains affirmative, negative and financing covenants, including:

*	an obligation of KCP&L to reimburse XLCA for all amounts paid by XLCA under the Policy;
*	a limitation on reorganizations involving KCP&L that requires the resulting entity to be a regulated public utility and to assume KCP&L's obligations associated with the La Cygne Bonds;
*	an obligation of KCP&L to maintain an indebtedness to total capitalization ratio (as those terms are defined in the Insurance Agreement) of not more than 0.68 to 1.0; and
*

limitations on KCP&L's ratio of first mortgage bond indebtedness to total indebtedness of 0.75 to 1.0, or 0.50 to 1.0 if KCP&L's first mortgage bonds are rated at or below A- (negative outlook) or (negative credit watch) or A3 (negative outlook) or (negative credit watch) by Standard & Poor's or Moody's, respectively.

XLCA and KCP&L are also parties to insurance agreements dated as of December 5, 2002, August 1, 2004, and September 1, 2005, relating to municipal bond insurance policies covering City of Burlington, Kansas, Environmental Improvement Revenue Refunding Bonds (Kansas City Power & Light Company Project) Series 1993A and 1993B, in the aggregate principal amount of $79,000,000, State Environmental Improvement and Energy Resources Authority of the State of Missouri Environmental Improvement Revenue Refunding Bonds (Kansas City Power & Light Company Project) Series 1992, in the aggregate principal amount of $31,000,000, and City of Burlington, Kansas, Environmental Improvement Revenue Refunding

Bonds (Kansas City Power & Light Company Project) Series 2005, in the aggregate principal amount of $50,000,000.

City of Burlington, Kansas, Environmental Improvement Revenue Refunding Bonds

Lease/Sublease. On September 1, 2005, KCP&L and the City of Burlington, Kansas entered into an Amended and Restated Equipment Lease Agreement, dated as of September 1, 2005, and a related Amended and Restated Equipment Sublease Agreement, dated as of September 1, 2005, as a part of a broader transaction in which the City of Burlington issued its $50,000,000 principal amount Environmental Improvement Revenue Refunding Bonds (Kansas City Power & Light Company Project) Series 2005 (the "Burlington Bonds"). The agreements provide for the lease by the Company to the City of Burlington, and the sublease by the City of Burlington to the Company, of certain pollution control and solid waste facilities (the "Burlington Project") at KCP&L's Wolf Creek generating station near Burlington, Kansas, in order to establish the mechanism for, and to document KCP&L's obligation to pay, amounts sufficient to pay principal, premium (if any) and interest coming due on those bonds and on $146,500,000 principal amount of other bonds issued by the City of Burlington relating to the Burlington Project. The bond issue was issued to refinance an equivalent principal amount of bonds that the City of Burlington Burlington issued in 1998 for the benefit of KCP&L relating to the Burlington Project. The lease and sublease agreements contain representations and affirmative and negative covenants, including, without limitation, requirements that KCP&L pay all costs and expenses of operation, maintenance and upkeep of the Burlington Project, and maintain insurance in accordance with applicable provisions of KCP&L's General Mortgage Indenture, discussed above. The lease and sublease agreements also contain events of default, including without limitation, failure to make subrental payments.

Burlington Bond Issue. On September 1, 2005, the City of Burlington issued the Burlington Bonds, the proceeds of which were used pursuant to the lease to provide a portion of the cost of refunding an equivalent principal amount of Environmental Improvement Revenue Refunding Bonds (Kansas City Power & Light Company Project) Series 1998C (the "Burlington 1998C Bonds"), issued by the City of Burlington to assist in financing or refinancing a portion of the cost of the acquisition, construction, installation and equipping of KCP&L's undivided interest in the Burlington Project. The Burlington Bonds mature on September 1, 2035 and bear interest at the rate of 4.65% per annum. The Burlington Bonds are subject to mandatory redemption prior to maturity in the event of a final determination that the interest paid or to be paid is or was includible in the gross income of a holder of those bonds for federal income tax purposes. The Burlington Bonds are subject to optional redemption at the direction of KCP&L at any time on or after September 1, 2015, at the redemption price of 100% of the principal amount plus accrued interest to the redemption date. On any date on which the Burlington Bonds are subject to optional redemption, subject to certain conditions, those bonds may be converted to bear interest at an auction mode rate, a daily rate, a weekly rate, a commercial paper rate or a long-term interest rate. On the effective date of such change, the Burlington Bonds are subject to mandatory tender for purchase at a purchase price equal to 100% of their principal amount plus accrued interest. The Burlington Bonds were issued pursuant to an Indenture of Trust (the "Burlington Indenture") dated as of September 1, 2005, between the City of La Burlington, Kansas and The Bank of New York, as trustee.

Insurance Agreement. KCP&L entered into an Insurance Agreement dated as of September 1, 2005, with XL Capital Assurance Inc. ("XLCA") under which XLCA issued a Municipal Bond

Insurance Policy ("Policy") covering nonpayment of principal and interest on the Burlington Bonds on their maturity date or mandatory redemption date.

The Insurance Agreement contains affirmative, negative and financing covenants, including:

*	an obligation of KCP&L to reimburse XLCA for all amounts paid by XLCA under the Policy;
*	a limitation on reorganizations involving KCP&L that requires the resulting entity to be a regulated public utility and to assume KCP&L's obligations associated with the Burlington Bonds;
*	an obligation of KCP&L to maintain an indebtedness to total capitalization ratio (as those terms are defined in the Insurance Agreement) of not more than 0.68 to 1.0;
*

limitations on KCP&L's ratio of first mortgage bond indebtedness to total indebtedness of 0.75 to 1.0, or 0.50 to 1.0 if KCP&L's first mortgage bonds are rated at or below A- (negative outlook) or (negative credit watch) or A3 (negative outlook) or (negative credit watch) by Standard & Poor's or Moody's, respectively; and

*

an obligation of KCP&L to issue to XLCA a mortgage bond in the principal amount of $50,000,000 under KCP&L's General Mortgage Indenture as collateral for KCP&L's obligations under the Insurance Agreement in the event KCP&L issues mortgage bonds (excluding refunding outstanding mortgage bonds) resulting in total outstanding mortgage bond debt exceeding 10% of total capitalization.

See "Insurance Agreement" under "City of La Cygne, Kansas, Environmental Improvement Revenue Refunding Bonds" above for information regarding other insurance agreements between XLCA and KCP&L.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT PLAINS ENERGY INCORPORATED

/s/Terry Bassham

Terry Bassham
Executive Vice President- Finance & Strategic Development and Chief Financial Officer

KANSAS CITY POWER & LIGHT COMPANY

/s/Terry Bassham

Terry Bassham
Chief Financial Officer

Date: September 8, 2005